IQST – iQSTEL Announces 3 Target Acquisitions Expected To Close Next Month

New York, NY, March 24, 2022 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) today announced the company expects to close three acquisitions prior to the end of April 2022.  CEO Leandro Iglesias has issued a update today as part of his regular series of updates detailing the company’s ongoing progress toward its $90 million 2022 annual revenue forecast and uplisting to Nasdaq in the first half of this year. The update is included in its entirety below:

Dear Shareholders:

The first fiscal quarter of 2022 is drawing to a conclusion and in spite of the prevailing market conditions and world events, I am pleased to share that iQSTEL is well on track to achieve its 2022 objectives.  Nothing is standing in the way of our $90 million 2022 annual revenue forecast or Nasdaq uplisting.

Permit me to share some highlights.

Our new electric vehicle program is really gaining traction.  Our dealer evaluation program is underway and our EVOSS EV Motorcycle is winning hearts and minds.  The feedback on the bike’s look and feel and performance is all positive.  Dealers are responding enthusiastically overall.

Our opportunity for the EVOSS EV Motorcycle is already growing beyond Latin America.  We had a dealer from Nigeria come to evaluate the EVOSS EV Motorcycle in Miami.  The interest was high.  Nigeria is a country with more than 200 million people and is an overall good fit for our EVOSS EV Motorcycle.

On the Fintech front, I am proud to announce the launch of our MAXMO product.  MAXMO is the first product in our coming line of Global Money One products. Learn more about MAXMO from our digital brochure in our Global Money One Official Channel on YouTube:

https://bit.ly/IQST-MAXMO

We are in the home stretch of developing an instrumental partnership in Latin America for our MAXMO product that alone might guarantee we reach our 2022 end user and revenue forecast for our Fintech business line.

Our Fintech product line is one of iQSTEL’s primary strategies over the next 5 years expected to capture over $100 million in revenue with an estimated 30% profit margin.

I have mentioned before that our M&A efforts are ongoing, and they have continued with little fanfare until today.  Now, I am pleased to announce that we expect to finalize and close three acquisitions prior to April 30, 2022.  Look for more details as the closing date approaches.

Finally, following up on my letter last week, we have exchanged information with Nasdaq and our application process is underway.  I remain confident in achieving our uplisting in the first six months of 2022.  I am also optimistic that our upcoming audited annual report for 2021 will support the opportunity for our share price to increase organically to reach the minimum Nasdaq listing requirement.
Sincerely,

Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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